EXHIBIT 23(c)

Phillips Nizer LLP
666 Fifth Avenue
New York, New York 10103-0084

March 14, 2003

Healthcare Technologies, Ltd.

Kiryat Minrav

3 Habosem Street

Ashdod, Israel 77610

Re: Healthcare Technologies, Ltd.
Registration Statement on Form F-3
File No. 333-99601

Ladies and Gentlemen:

We refer to the above-captioned registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Healthcare Technologies Ltd., an Israeli corporation (the "Company"), with the Securities and Exchange Commission.

Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Registration Statement.

We hereby consent to the reference to our firm under the caption "Legal Matters" in the related Prospectus which forms a part of the Registration Statement. The issuance of such consent does not concede that we are an "expert" for the purposes of the Securities Act of 1933.

Very truly yours,

/s/ Brian Brodrick

PHILLIPS NIZER LLP